Exhibit 99.1

Veritone, Inc. Announces Closing of Public Offering of Common Stock

COSTA MESA, CA – November 21, 2017 – Veritone, Inc. (NASDAQ: VERI), a leading provider of cloud-based artificial intelligence (AI) analytics and cognitive solutions, today announced the closing of an underwritten public offering of 975,000 shares of its common stock at a public offering price of $23.00 per share. Veritone has also granted the underwriters a 30-day option to purchase up to an additional 146,250 shares of its common stock, to cover over allotments, if any.

Veritone received total net proceeds from this offering of approximately $20.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Veritone. These proceeds further increase the Company’s cash and marketable securities balances, which totaled $60.4 million at September 30, 2017. Veritone intends to use the net proceeds from the offering for working capital and other general corporate purposes, including potential future acquisitions of or investments in complementary businesses, services, technologies or intellectual property rights.

Roth Capital Partners and Craig-Hallum Capital Group LLC are acting as joint book-running managers of the offering.

The shares were issued pursuant to registration statements on Form S-1 that were declared effective by the Securities and Exchange Commission (“SEC”) on November 17, 2017. Copies of the final prospectus relating to the offering may be obtained, when available, from Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, California 92660, by telephone at (800) 678-9147 or e-mail at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Veritone, Inc.

Veritone is a leading artificial intelligence company that has developed a unique platform, aiWARE, which unlocks the power of AI-based cognitive computing to transform and analyze unstructured public and private audio and video data for clients in a variety of markets, including media, politics, legal and government. The open platform integrates and orchestrates an ecosystem of best-of-breed cognitive engines, together with a suite of powerful applications, to reveal valuable, multivariate insights. aiWARE delivers unprecedented insights by unlocking data from linear files such as radio and TV broadcasts, surveillance footage and public and private content globally.

Forward-Looking Statements

Certain statements contained in this release, including with respect to the intended use of the proceeds of the offering, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements pertaining to future financial and/or operating results, future growth in technology, development, and potential opportunities for Veritone and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of Veritone and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Registration Statement on Form S-1 and most recent Quarterly Report on Form 10-Q filed with the SEC (copies of which may be obtained at https://www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. Veritone specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Company Contact:

Pete Collins, CFO

Veritone, Inc.

(888) 507-1737 x202

pcollins@veritone.com

Investor Relations Contact:

Scott Liolios and Matt Glover

Liolios Group, Inc.

(949) 574-3860

VERI@liolios.com